UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/04/2011

NMT Medical, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21001

Delaware	95-4090463
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27 Wormwood Street, Boston, MA 02210-1625
(Address of principal executive offices, including zip code)

617-737-0930
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

    On January 4, 2011, NMT Medical, Inc. (the "Registrant") entered into a Factoring and Security Agreement (the "Agreement") with LSQ Funding Group, L.C. ("LSQ").

    The agreement provides for borrowings up to $2 million for working capital and other general corporate purposes. The credit facility has a one-year term and is subject to a borrowing base calculated as a percentage of domestic receivables that are pledged as collateral against the loan.

    The Agreement provides for certain events of default by the Registrant, including payment default, and other customary events of default.

    The obligations of the Registrant are secured by the Registrant's domestic accounts receivable.

Item 1.02.    Termination of a Material Definitive Agreement

    The Registrant also recently terminated a Loan and Security Agreement that it entered into with Silicon Valley Bank on June 26, 2009. The Registrant incurred a de minimis amount of termination costs in connection with the termination of the Loan and Security Agreement. The Registrant did not borrow against the Loan and Security Agreement at any time during the term of the agreement.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of NMT Medical, Inc. dated January 04, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richard E. Davis

Date: January 07, 2011	By:	/s/ Richard E. Davis
Richard E. Davis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release of NMT Medical, Inc. dated January 4, 2011